Exhibit (h)
OFS CREDIT COMPANY, INC.

Up to 1,254,000 Shares of Common Stock (Par Value $0.001 Per Share)
Issuable Upon Exercise of Non-Transferable Rights
to Subscribe for Such Shares of Common Stock

FORM OF DEALER MANAGER AGREEMENT
August 5, 2019
Ladenburg Thalmann & Co. Inc.
277 Park Avenue, 26th Floor
New York, New York 10172
Dear Ladies and Gentlemen:
OFS Credit Company, Inc., a Delaware corporation (the “Company”), OFS Capital Management, LLC, a Delaware limited liability company (the “Advisor”), and OFS Capital Services, LLC, a Delaware limited liability company (the “Administrator” and, together with the Company and the Advisor, the “OFS Entities”), confirm their respective agreements with and the appointment of Ladenburg Thalmann & Co. Inc. to act as dealer manager (the “Dealer Manager”) in connection with the issuance by the Company to the holders of record (the “Holders”) at 5:00 p.m. (New York City time) on July 31, 2019 (the “Record Date”) of shares of common stock, par value $0.001 per share (the “Common Stock”), of the Company, of non-transferable rights entitling Holders to subscribe collectively for up to an aggregate of 1,254,000 whole shares (each, a “Share” and collectively, the “Shares”) of Common Stock (the “Rights Offering”). Pursuant to the terms of the Rights Offering, the Company is issuing each Holder one non-transferable right (each, a “Right” and collectively, the “Rights”) for each whole share of Common Stock held by such Holder on the Record Date. The Rights and the Shares together are referred to herein as the “Securities”. The Rights entitle Holders to acquire during the subscription period set forth in the Prospectus (as defined below), at the subscription price set forth in the Prospectus, one Share for every two Rights exercised, on the terms and subject to the conditions set forth in the Prospectus. No fractional Shares will be issued. Pursuant to the over-subscription privilege in connection with the Rights Offering (the “Over-Subscription Privilege”), Holders who fully exercise all Rights issued to them (other than those which cannot be exercised because they represent the right to acquire less than one Share) may subscribe for additional Shares not subscribed for by other Holders on the terms and subject to the conditions set forth in the Prospectus, including as to pro-rata allocation.
The Company understands that the Dealer Manager proposes to solicit the exercise of the Rights as soon as the Dealer Manager deems advisable after the Dealer Manager Agreement (this “Agreement” has been executed and delivered.
The Company has prepared and filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), the rules and regulations of the Commission thereunder (the “Securities Act Regulations”) and the Investment Company Act of 1940, as amended, and the rules and regulations thereunder (collectively, the “1940 Act”) a registration statement on Form N-2 (File Nos. 333-231738 and 811-23299), relating to the Securities. The registration statement as amended, including the exhibits and schedules thereto, at the time it became effective, including the information, if any, deemed to be part of the registration statement at the time of its effectiveness pursuant to Rule 430A of the Securities Act is hereinafter referred to as the “Registration Statement.” The final prospectus filed with the Commission in accordance with Rule 497 of the Securities Act Regulations is herein called the “Prospectus.” If the Company has filed an abbreviated registration statement pursuant to Rule 462(b) of the Securities Act Regulations (a “Rule 462(b) Registration Statement”), then any reference herein to the term “Registration Statement” shall be deemed to include such Rule 462(b) Registration Statement.

The Company has filed a notification on Form N-8A (the “Notification”) of registration of the Company as an investment company under the 1940 Act. On October 4, 2018, the Company filed with the Commission a Form 8-A to register its Common Stock under Section 12(b) of the Securities Act of 1934, as amended (the “Exchange Act”).
The Company has entered into (i) an investment advisory and management agreement, dated as of October 4, 2018, with the Advisor (the “Investment Advisory Agreement”); (ii) an administrative services agreement, dated as of October 4, 2018, with the Administrator (the “Administration Agreement”); and (iii) a license agreement, dated as of October 4, 2018, with Orchard First Source Asset Management, LLC (“OFSAM”), under which the Advisor is a third-party beneficiary (the “License Agreement” and, collectively with this Agreement, the Administration Agreement and the Investment Advisory Agreement, the “Company Agreements”)
The Advisor has entered into a staffing agreement, dated as of November 7, 2012 (the “Staffing Agreement”), with Orchard First Source Capital, Inc. (“OFSC”).
The Company and the Dealer Manager agree as follows:
SECTION 1.Agreement to Act as Dealer Manager.

(a)Upon the basis of the warranties and representations and other terms and conditions herein set forth:

(i)The Company hereby authorizes the Dealer Manager and other soliciting dealers, if any, to solicit, in accordance with the Securities Act, the 1940 Act and the Exchange Act, the rules and regulations under those acts, any applicable securities laws of any state or jurisdiction, the applicable rules and regulation of any self-regulatory organization or registered national securities exchange and the customary practice of investment banking firms engaged in connection with similar transactions, the exercise of the Rights, and the Dealer Manager agrees to act in such capacity; and

(ii)To the extent available, the Company agrees to furnish, or cause to be furnished, to the Dealer Manager lists, or copies of those lists, showing the names and addresses of, and number of shares of Common Stock held by, Holders.

(b)The Dealer Manager agrees to provide to the Company, in addition to the services described in Section 1(a), financial advisory and marketing services in connection with the Rights Offering. No fee or reimbursement, other than the fees provided for in Section 2 of this Agreement and the reimbursement of the Dealer Manager’s out‑of-pocket expenses as described in Section 6 of this Agreement, will be payable by the Company to the Dealer Manager in connection with any services provided or costs or expenses incurred by the Dealer Manager pursuant to this Agreement.

(c)Each of the Company and the Dealer Manager agrees that the Dealer Manager is an independent contractor with respect to the solicitation of the exercise of the Rights, and that the Dealer Manager’s performance of financial advisory, marketing and soliciting services for the Company is pursuant to a contractual relationship created solely by this Agreement entered into on an arm’s length basis, and in no event do the parties intend that the Dealer Manager act or be responsible as a fiduciary to the Company, its management, stockholders, creditors, any of the OFS Entities or any other person, including soliciting dealers, if any, in connection with any activity that the Dealer Manager may undertake or has undertaken in furtherance of its engagement pursuant to this Agreement, either before or after the date hereof. It is understood that the Dealer Manager is being engaged hereunder solely to provide the services described herein on behalf of the Company and that the Dealer Manager is not acting as an agent or fiduciary of, and shall have no duties or liability to, the equity holders of the Company or any other third party in connection with its engagement hereunder. It is further understood that the Dealer Manager may independently offer for sale Common Stock, including Shares acquired through the purchase and exercise of the Rights, at prices they set. The Dealer Manager may realize profits or losses from such sales independent of the fees set forth in Section 2 hereof.

(d)The Dealer Manager agrees to perform those services with respect to the Rights Offering in accordance with customary practice of investment banking firms engaged in connection with similar transactions, including, but not limited to, using their reasonable efforts to solicit the exercise of Rights pursuant to the Rights Offering and in communicating with the soliciting dealers, if any.

(e)In rendering the services contemplated by this Agreement, neither the Dealer Manager nor any affiliate thereof will be subject to any liability to any of the OFS Entities or any of their respective affiliates, for any losses, claims, damages, liabilities or expenses arising from any act or omission on the part of any securities broker or dealer (except with respect to the Dealer Manager acting in such capacity) or any other person, and the Dealer Manager will not be liable for acts or omissions in performing its obligations under this Agreement or otherwise in connection with the Rights Offering, except to the extent that any losses, claims, damages, liabilities and expenses that are finally judicially determined to have resulted primarily from the willful misfeasance or gross negligence of the Dealer Manager or by reason of the reckless disregard of the obligations and duties of the Dealer Manager under this Agreement.

SECTION 2.Dealer Manager and Soliciting Fees. In full payment for the financial advisory, marketing, soliciting and other services rendered and to be rendered hereunder by the Dealer Manager, the Company agrees to pay the Dealer Manager a fee equal to 3.0% of the aggregate subscription price paid by Holders for the Shares issued pursuant to the exercise of Rights, including pursuant to the Over-Subscription Privilege, provided that no fee shall be paid in respect of the subscription price paid by any of the Holders listed on Schedule I hereto (the “OFS Holders”). In full payment for the soliciting efforts to be rendered, the Dealer Manager agrees to reallow soliciting fees (the “Soliciting Fees”) to soliciting dealers of up to 0.35% of the subscription price per Share for each Share issued pursuant to the exercise by Holders, other than the OFS Holders, of Rights, including pursuant to the Over-Subscription Privilege, where such soliciting dealer has executed and delivered a soliciting dealer agreement, subject to a maximum fee based on the number of Shares held by such soliciting dealer through The Depository Trust Company (“DTC”) on the Record Date. For the avoidance of doubt, the Dealer Manager shall not be required to pay any Soliciting Fees with respect to the exercise of Rights by the OFS Holders. The Dealer Manager agrees to pay the Soliciting Fees to the soliciting dealer designated on the applicable portion of the form used by the Holder to exercise Rights, including pursuant to the Over-Subscription Privilege, and if no soliciting dealer is so designated or a soliciting dealer is otherwise not entitled to receive compensation, then the Dealer Manager shall retain such Soliciting Fee. Payment to the Dealer Manager by the Company will be in the form of a wire transfer of same day funds to an account or accounts identified by the Dealer Manager. Such payment will be made on the day following each date on which the Company issues Shares after the Expiration Date (as defined below). Payment to a soliciting dealer will be made by the Dealer Manager directly to such soliciting dealer by wire transfer to an address identified by such soliciting dealer. Such payments to soliciting dealers shall be made on or before the tenth (10th) business day following each date on which the Company issues Shares after the Expiration Date.

SECTION 3.Representations and Warranties of the Company, the Advisor and the Administrator. The Company represents and warrants to and agrees with, and the Advisor and the Administrator, jointly and severally, represent and warrant to and agree with, the Dealer Manager as of the date hereof, as of the date of the commencement of the Rights Offering (such later date being hereinafter referred to as the “Representation Date”) and as of the expiration date of the Rights Offering set forth in the Prospectus, as it may be extended as provided in the Prospectus (the “Expiration Date”), as follows:

(a)the Company has prepared and filed with the Commission the Registration Statement, including the Prospectus, for registration under the Securities Act of the Rights Offering. The Company will file with the Commission the Prospectus relating to the Rights Offering in accordance with Rule 497 of the Securities Act Regulations. As filed, the Prospectus shall, except to the extent the Dealer Manager shall consent in writing to a modification (such consent not to be unreasonably withheld or delayed), be in all substantive respects in the form furnished to you prior to filing with the Commission;

(b)the Company has an authorized capitalization as set forth in the Prospectus under the caption “Capitalization,” at the date indicated, as of the Representation Date and at the Expiration Date;

(c)all of the issued and outstanding shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and non-assessable, and have not been issued in violation of or subject to any preemptive right, resale right, right of first refusal or other similar right of stockholders arising by operation of law, under the certificate of incorporation, bylaws, certificate of designation or other governing document (collectively, the “Charter Documents”) of the Company, under any agreement to which the Company is a party or otherwise; except as disclosed in the Prospectus, there are no outstanding (x) securities or obligations of the Company convertible into or exchangeable for any capital stock of the Company, (y) warrants, rights or options to subscribe for or purchase from the Company any such capital stock, partnership interest, or membership interest or any such convertible or exchangeable securities or obligations, or (z) obligations of the Company to issue or sell any shares of capital stock, partnership interest, or membership interest, any such convertible or exchangeable securities or obligation, or any such warrants, rights or options;

(d)the Company is a Delaware corporation duly incorporated and validly existing and in good standing under the laws of the State of Delaware, with requisite corporate power and authority to own, lease or operate its properties and to conduct its business as described in the Registration Statement and the Prospectus and to execute and deliver and perform its obligations under the Company Agreements and to consummate the transactions contemplated therein;

(e)the Company is duly qualified or licensed by, and is in good standing in, each jurisdiction in which it conducts its business, or in which it owns or leases real property or otherwise maintains an office, and in which such qualification or licensing is necessary and in which the failure, individually or in the aggregate, to be so qualified or licensed would reasonably be expected to have a material adverse effect on the assets, business, operations, earnings, properties or condition (financial or otherwise), present or prospective, of the Company (any such effect or change, where the context so requires, is hereinafter called a “Material Adverse Effect” or a “Material Adverse Change”); other than as disclosed in the Prospectus, the Company does not own, directly or indirectly, any capital stock or other equity securities of any other corporation or any ownership interest in any partnership, joint venture or other association;

(f)the Company, subject to the filing of the Prospectus under Rule 497 of the Securities Act Regulations, has taken all required action under the Securities Act and the 1940 Act to consummate the transactions contemplated by this Agreement and the Rights Offering;

(g)the Company is in compliance in all material respects with all applicable laws, rules, regulations, orders, decrees and judgments, including those relating to transactions with affiliates;

(h)the Company is not in breach of, or in default under (nor has any event occurred which with notice, lapse of time, or both would constitute a breach of, or default under or give the holder of any indebtedness (or a person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or part of such indebtedness under), its Charter Documents or in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, license, indenture, mortgage, deed of trust, bank loan or credit agreement or other agreement or instrument to which the Company is a party or by which it or its properties is bound or affected, except for such breaches or defaults which would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect;

(i)the execution, delivery and performance by the Company of this Agreement, the transactions contemplated by this Agreement and the Rights Offering (including, without limitation, the issuance of the Rights and the issuance and sale of the Shares), the delivery of the Rights and the Shares by the Company, the Company’s use of the proceeds from the sale of the Shares as described in the Registration Statement and the Prospectus, the consummation by the Company of the transactions contemplated by the Company Agreements, and compliance by the Company with the terms and provisions hereunder and thereunder, will not: (x) conflict with, or result in any breach of, or constitute a default under (or constitute any event which with notice, lapse of time, or both would constitute a breach of, or default under), (A) any provision of the Charter Documents of the Company, (B) any provision of any contract, license, indenture, mortgage, deed of trust, loan or credit agreement or other agreement or instrument to which the Company is a party or by which any of them or their respective properties may be bound or affected, or (C) any federal, state, local or foreign law, regulation, rule, decree, judgment or order (each a “Legal Requirement”) issued by the U.S. government or any state, local or foreign government, court, administrative agency or commission or other governmental agency, authority or instrumentality, domestic or foreign, of competent jurisdiction (each a “Governmental Authority”) applicable to the Company, except in the case of clauses (B) or (C) for such conflicts, breaches or defaults which would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, or (y) result in the creation or imposition of any lien, charge, claim or encumbrance upon any material property or asset of the Company;

(j)each of the Company Agreements has been duly authorized, executed and delivered by the Company and constitutes legal, valid and binding agreements of the Company enforceable in accordance with their respective terms, except, in each case, as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally, and by general equitable principles, and except to the extent that the indemnification and contribution provisions of Section 9 hereof or thereof may be limited by federal or state securities laws and public policy considerations in respect thereof;

(k)each of the Company Agreements complies in all material respects with all applicable provisions of the 1940 Act, the Investment Advisers Act of 1940, as amended, and the rules and regulations thereunder (collectively, the “Advisers Act”), the Company’s stockholders have approved the Investment Advisory Agreement as required by Section 15(a) of the 1940 Act and the Company’s board of directors has approved the Investment Advisory Agreement as required by Section 15(c) of the 1940 Act. The operations of the Company, as described in the Prospectus, are, and at all times through the Expiration Date, as applicable, will be, in compliance in all material respects with the provisions of the 1940 Act. The provisions of the Charter Documents and the investment objective, policies and restrictions described in the Prospectus, assuming they are implemented as so described, comply, and at all times through the Expiration Date, as applicable, will comply in all material respects with the applicable requirements of the 1940 Act. The terms of the Investment Advisory Agreement, including compensation terms, comply with the provisions of Sections 15(a) and 15(c) of the 1940 Act and Section 205 of the Advisers Act;

(l)except as disclosed in the Prospectus, no director of the Company is an “interested person” (as defined in the 1940 Act) of the Company or an “affiliated person” (as defined in the 1940 Act) of the Dealer Manager;

(m)no (i) approval, authorization, consent or order of or filing with any Governmental Authority, (ii) authorization, approval, vote or other consent of any holder of securities of the Company or any creditor of the Company, or (iii) waiver or consent under any material agreement is required in connection with the Company’s execution, delivery and performance of each of the Company Agreements, its consummation of the transactions contemplated by this Agreement and the Rights Offering (including, without limitation, the issuance of the Rights and the issuance and sale of the Shares), and its delivery of the Rights and the Shares, other than (A) such as have been obtained, or will have been obtained at the Expiration Date, as the case may be, under the Securities Act, the Exchange Act, the 1940 Act, the Advisers Act and the rules and regulations of Financial Industry Regulatory Authority (“FINRA”), (B) such approvals as may be required in connection with the approval of the listing of the Shares on The Nasdaq Capital Market and (C) any necessary qualification under the securities or blue sky laws of the various jurisdictions in which the Rights are being offered by the Dealer Manager;

(n)except as disclosed in the Prospectus, the Company has all necessary licenses, permits, authorizations, accreditations, certifications, consents and approvals and has made all necessary filings required under any Legal Requirement, and has obtained all necessary licenses, permits, authorizations, accreditations, certifications, consents and approvals from other persons required in order to conduct their respective businesses as described in the Prospectus, except to the extent that any failure to have any such licenses, permits, authorizations, accreditations, certifications, consents or approvals to make any such filings or to obtain any such licenses, permits, authorizations, accreditations, certifications, consents or approvals would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; the Company is not in violation of, or in default under, or has received any notice regarding a possible violation of, default under, or revocation of, any such license, permit, authorization, accreditation, certification, consent or approval or any Legal Requirement applicable to the Company the effect of which would reasonably be expected to have a Material Adverse Change; and no such license, permit, authorization, accreditation, certification, consent or approval contains a materially burdensome restriction that is not adequately disclosed in the Prospectus;

(o)the Registration Statement has been declared effective by the Commission and any Rule 462(b) Registration Statement will have become effective upon filing, no stop order suspending the effectiveness of the Registration Statement or any Rule 462(b) Registration Statement has been issued by the Commission and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company, are contemplated or threatened by the Commission, and the Company has complied to the Commission’s satisfaction with any request on the part of the Commission for additional information;

(p)the Registration Statement as of its effective date and as of the date hereof complied or will comply, and the Prospectus and any further amendments or supplements to the Registration Statement or the Prospectus, when they become effective or are filed with the Commission, as the case may be, will comply, in all material respects with the requirements of the Securities Act, the Securities Act Regulations and the 1940 Act; the conditions to the use of Form N-2 in connection with this Rights Offering as contemplated hereby have been satisfied;

(q)the Registration Statement as of its effective date and as of the date hereof did not, does not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and the Prospectus or any amendments thereof or supplements thereto will not, as of its date and at the Expiration Date, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that in each case the Company makes no warranty or representation with respect to any statement contained in or omitted from the Registration Statement or the Prospectus in reliance upon and in conformity with the information concerning the Dealer Manager and furnished in writing by or on behalf of the Dealer Manager to the Company expressly for use therein (that information being limited to that described in the last sentence of the first paragraph of Section 9(b) hereof);

(r)the Prospectus does not and will not, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that in each case the Company makes no warranty or representation with respect to any statement contained in or omitted from the Prospectus, in reliance upon and in conformity with the information concerning the Dealer Manager and furnished in writing by or on behalf of the Dealer Manager to the Company expressly for use therein (that information being limited to that described in the last sentence of the first paragraph of Section 9(b) hereof);

(s)in connection with this Rights Offering, the Company has not offered and will not offer its Rights or its Common Stock or any other securities convertible into or exchangeable or exercisable for Common Stock in a manner in violation of the Securities Act; the Company (including its agents and representatives, other than the Dealer Manager in their capacity as such) has not prepared, made, used, authorized, approved or referred to and, prior to the later to occur of (i) the Expiration Date and (ii) completion of the distribution of the Shares, will not prepare, make, use, authorize, approve or refer to any written communication in connection with the Rights Offering that constitutes an offer to sell or solicitation of an offer to buy the Shares other than (A) the Registration Statement and the Prospectus, and any amendment or supplement to any of the foregoing, (B) such materials as may be approved by the Dealer Manager and filed with the Commission in accordance with Rule 482 of the Securities Act Regulations and (C) filings made under the Exchange Act following the Expiration Date or the completion of the distribution of the Shares. All other promotional materials (including “road show slides” or “road show scripts”) prepared by the Company, the Advisor or the Administrator for use in connection with the offering of the Securities and the sale of the Shares (collectively, “Roadshow Material”) were used in accordance with Section 5(t). The Roadshow Material is not inconsistent with the Registration Statement and the Prospectus did not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(t)the Prospectus delivered or to be delivered to the Dealer Manager for use in connection with the Rights Offering contemplated herein has been and will be identical to the version of such document transmitted to the Commission for filing via EDGAR, except to the extent permitted by Regulation S-T;

(u)there are no actions, suits, arbitrations, claims, proceedings, inquiries or investigations pending or, to the knowledge of the Company, threatened against the Company, or any of its properties or, to the Company’s knowledge, directors, officers or affiliates, at law or in equity, or before or by any Governmental Authority, which would reasonably be expected to result in a judgment, decree, award or order having a Material Adverse Effect;

(v)the financial statements, including the notes thereto, included in each of the Registration Statement and the Prospectus present fairly the consolidated financial position of the entities to which such financial statements relate (the “Covered Entities”) as of the dates indicated and the consolidated results of operations and changes in financial position and cash flows of the Covered Entities for the periods specified; such financial statements have been prepared in conformity with generally accepted accounting principles as applied in the United States and on a consistent basis during the periods involved (except as otherwise noted therein and in accordance with Regulation S-X promulgated by the Commission); the financial statement schedules, if any, included in the Registration Statement fairly present the information shown therein and have been compiled on a basis consistent with the financial statements included in the Registration Statement and the Prospectus; no other financial statements or supporting schedules are required to be included in the Registration Statement or the Prospectus; and the Company does not have any material liabilities or obligations, direct or contingent (including any off-balance sheet obligations), not disclosed in the Registration Statement;

(w)KPMG LLP, whose reports on the financial statements of the Company are filed with the Commission as part of each of the Registration Statement and the Prospectus, are, and were during the periods covered by such reports, independent public accountants within the meaning of, and as required by, the Securities Act, the Securities Act Regulations and the 1940 Act and are registered with the Public Company Accounting Oversight Board;

(x)subsequent to the respective dates as of which information is given in each of the Registration Statement and the Prospectus, and except as may be otherwise stated in such documents, there has not been (i) any event, circumstance or change that has had, or would reasonably be expected to have, a Material Adverse Effect, (ii) any transaction, other than in the ordinary course of business, which is material to the Company, contemplated or entered into by the Company, (iii) any obligation, contingent or otherwise, directly or indirectly incurred by the Company, other than in the ordinary course of business, which would reasonably be expected to have a Material Adverse Effect, or (iv) any dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock, or any purchase by the Company of any of its outstanding capital stock;

(y)the Company’s current business operations and investments are in compliance in all material respects with the provisions of the 1940 Act and, after giving effect to the issuance of the Rights and the issuance and sale of the Shares, will be in compliance in all material respects with the 1940 Act;

(z)the capital stock of the Company, including the Shares, conform in all material respects to the statements relating thereto contained in the Registration Statement and the Prospectus;

(aa)except as disclosed in the Prospectus, there are no persons with registration or other similar rights to have any equity or debt securities, including securities which are convertible into or exchangeable for equity securities, registered pursuant to the Registration Statement or otherwise registered by the Company under the Securities Act, except for those registration or similar rights which have been waived with respect to the offering contemplated by this Agreement, all of which registration or similar rights are fairly summarized in the Prospectus;

(bb) the Rights to be issued by the Company pursuant to the Rights Offering have been duly authorized for issuance and delivery pursuant to this Agreement, the Shares to be issued by the Company pursuant to the Rights Offering have been duly authorized for issuance, sale and delivery pursuant to this Agreement and, when issued and delivered by the Company against payment therefor in accordance with the terms of this Agreement, the Shares will be duly and validly issued and fully paid and non-assessable, free and clear of any pledge, lien, encumbrance, security interest or other claim, and the issuance, sale and delivery of the Shares by the Company are not subject to any preemptive right, co-sale right, registration right, right of first refusal or other similar right of stockholders arising by operation of law, under the Charter Documents of the Company, or under any agreement to which the Company is a party or otherwise;

(cc) the Company has filed a registration statement on Form 8-A pursuant to Section 12(b) of the Exchange Act to register its Common Stock, and the Form 8-A is effective;

(dd) the Common Stock has been duly listed on The Nasdaq Capital Market and prior to their issuance, the Shares will have been approved for listing, subject to official notice of issuance;

(ee) the Company has not taken, and will not take, directly or indirectly, any action which is designed to or which has constituted, or which might reasonably be expected to cause or result in, stabilization or manipulation of the price of any security of the Company to facilitate the issuance of the Rights or the issuance, sale or resale of the Shares;

(ff) none of the Company or any of its affiliates (i) is required to register as a “broker” or “dealer” in accordance with the provisions of the Exchange Act, or the rules and regulations thereunder (the “Exchange Act

Regulations”), or (ii) directly, or indirectly through one or more intermediaries, controls or has any other association or affiliation with (within the meaning of Article I of the By-laws of FINRA) any member firm of FINRA;

(gg) any certificate signed by any officer of the Company delivered to the Dealer Manager or to counsel for the Dealer Manager pursuant to or in connection with this Agreement shall be deemed a representation and warranty by the Company to the Dealer Manager as to the matters covered thereby;

(hh)    the form of the certificate used to evidence the Common Stock complies in all material respects with all applicable statutory requirements and with any applicable requirements of the Charter Documents of the Company;

(ii)    the Company has good and marketable title in fee simple to all real property, if any, and good title to all personal property owned by them, in each case free and clear of all liens, security interests, pledges, charges, encumbrances, mortgages and defects, except such as are disclosed in the Registration Statement and the Prospectus or such as do not materially and adversely affect the value of such property and do not interfere with the use made or proposed to be made of such property by the Company; and any real property and buildings held under lease by the Company are held under valid, existing and enforceable leases, with such exceptions as are disclosed in the Registration Statement and the Prospectus or are not material and do not interfere with the use made or proposed to be made of such property and buildings by the Company;

(jj)    the descriptions in each of the Registration Statement and the Prospectus of the legal or governmental proceedings, contracts, leases and other legal documents therein described present fairly the information required to be described therein by the Securities Act and the Securities Act Regulations, and there are no legal or governmental proceedings, contracts, leases, or other documents of a character required to be described in each of the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required by the Securities Act or the Securities Act Regulations; all agreements between the Company and third parties expressly referenced in the Prospectus are legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except to the extent enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and by general equitable principles;

(kk)    the statements in the Registration Statement and the Prospectus under the headings “Prospectus Summary - Operating and Regulatory Structure,” “Management - Management and Other Agreements,” “U.S. Federal Income Tax Matters,” “Description of the Offer,” “Description of Capital Structure” and “Regulation as a Closed-End Management Investment Company” and insofar as such statements summarize legal matters, agreements, documents or proceedings discussed therein, are accurate in all material respects.

(ll)    the Company owns or possesses adequate licenses or other rights to use all patents, trademarks, service marks, trade names, copyrights, software and design licenses, trade secrets, other intangible property rights and know-how (collectively “Intellectual Property”), as are necessary to entitle the Company to conduct the Company’s business described in the Prospectus, except where the failure to own, license or have such right would not reasonably be expected to have a Material Adverse Effect; and the Company has not received written notice of any infringement of or conflict with (and the Company does not know of any such infringement of or conflict with) asserted rights of others with respect to any Intellectual Property which would reasonably be expected to have a Material Adverse Effect;

(mm)    the Company has established and maintains disclosure controls and procedures (as such term is defined in Rule 30a-3 under the 1940 Act), which (i) are designed to ensure that material information relating to the Company, including its consolidated subsidiaries, is made known to the Company’s principal executive officer and its principal financial officer by others within those entities to allow timely decisions regarding such disclosures, and (ii) are effective to perform the function for which they were established;

(nn)     the Company maintains a system of internal accounting controls sufficient to provide reasonable assurance that: (i) transactions are executed in accordance with management’s general or specific authorizations and with the investment objectives, policies and restrictions of the Company and the applicable requirements of the 1940 Act and the Internal Revenue Code of 1986, as amended (the “Code”); (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles as applied in the United States to calculate net asset value, to maintain asset accountability and to maintain compliance in all material respects with books and records requirements under the 1940 Act; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as otherwise disclosed in the Prospectus, to the knowledge of the Company, there is no (i) significant deficiency or material weakness in the design or operation of its internal controls over financial reporting which are reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information to management and the Company’s board of directors, or (ii) fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal control over financial reporting;

(oo)    except as otherwise disclosed in the Registration Statement and the Prospectus, the Company does not have any off-balance sheet transactions, arrangements, obligations (including contingent obligations), or any other similar relationships with unconsolidated entities or other persons;

(pp)    the Company has filed on a timely basis all necessary federal, state, local and foreign income and franchise tax returns required to be filed through the date hereof or has obtained extensions of time from the relevant taxing authority for filing any return that has not been filed (and such extension of time has not expired) and have paid all taxes shown as due thereon except for any tax that is being contested in good faith and that is adequately provided for on the respective books of such entities; and no tax deficiency has been asserted against any such entity, nor does any such entity know of any tax deficiency which is likely to be asserted against any such entity which, if determined adversely to any such entity, would reasonably be expected to have a Material Adverse Effect; and all tax liabilities are adequately provided for on the respective books of such entities;

(qq)    the Company maintains insurance (issued by insurers of recognized financial responsibility) against such losses and risks and in such amounts as are prudent and customary in the businesses in which it is engaged; all policies of insurance insuring the Company or its business, assets, employees, officers and directors, including the Company’s directors and officers errors and omissions insurance policy and its fidelity bond required by Rule 17g-1 under the 1940 Act, are in full force and effect; the Company is in compliance with the terms of such policies and fidelity bond in all material respects; and there are no claims by the Company under any such policies or fidelity bond as to which any insurance company is denying liability or defending under a reservation of rights clause; the Company has not been refused any insurance coverage sought or applied for; and the Company has no reason to believe that it will not be able to renew its existing insurance coverage and fidelity bond as and when such coverage and fidelity bond expires or to obtain similar coverage and fidelity bond from similar insurers as may be necessary to continue its business at a cost that would not reasonably be expected to have a Material Adverse Effect, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Registration Statement and the Prospectus;

(rr)    the Company is not in violation of nor has it received notice of any violation with respect to any law, rule, regulation, order, decree or judgment applicable to its business, including those relating to transactions with affiliates, except for those violations that would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect;

(ss)    none of the Company, the Advisor, the Administrator or, to the knowledge of the Company, the Advisor or the Administrator, any officer, director, agent or employee purporting to act on behalf of the Company, the Advisor or the Administrator, has at any time, directly or indirectly, (i) made any contributions to any candidate for political office, or failed to disclose fully any such contributions, in violation of law, (ii) made any payment to any state, federal or foreign governmental officer or official, or other person charged with similar public or quasi-public duties, other than payments required or allowed by applicable law (including the Foreign Corrupt Practices Act of 1977, as amended (the “FCPA”)), (iii) engaged in any transactions or maintained any bank account on behalf of the Company or used any corporate funds except for transactions, bank accounts and funds which have been and are reflected in the normally maintained books and records of the Company, (iv) violated any provision of the FCPA, or any applicable law or regulation thereunder, or committed an offence under the Bribery Act 2010 of the United Kingdom or any other applicable anti-bribery or anti-corruption law or (v) made any other unlawful payment;

(tt)    except as disclosed in the Prospectus, the Company (i) does not have any material lending or other relationship with any bank or lending affiliate of the Dealer Manager and (ii) does not intend to use any of the proceeds from the sale of the Shares hereunder to repay any outstanding debt owed to any affiliate of the Dealer Manager;

(uu)    except as otherwise disclosed in the Prospectus, there are no outstanding loans, extensions of credit or advances or guarantees of indebtedness by the Company to or for the benefit of any of the officers, directors or affiliates of the Company or any of the members of the families of any of them;

(vv)    all securities issued by the Company or any trusts established by the Company have been or will be issued and sold in compliance with (i) all applicable federal, state foreign and local securities laws, (ii) the laws of the applicable jurisdiction of incorporation of the issuing entity and (iii) to the extent applicable to the issuing entity, the requirements of The Nasdaq Capital Market;

(ww)    the Company has adopted and implemented written policies and procedures reasonably designed to prevent violation of the Federal Securities Laws (as that term is defined in Rule 38a-1 under the 1940 Act) by the Company, including policies and procedures that provide oversight of compliance by each investment advisor, administrator and transfer agent of the Company;

(xx)    the Company has filed the Notification of the registration of the Company as an investment company under the 1940 Act;

(yy)    any statistical and market-related data included in the Registration Statement and the Prospectus are based on or derived from sources that the Company believes to be reliable and accurate, and the Company has obtained the written consent to the use of such data from such sources to the extent required;

(zz)    except with respect to the Dealer Manager, the Company has not incurred any liability for any finder’s fees or similar payments in connection with the transactions contemplated hereby;

(aaa)    no relationship, direct or indirect, exists between or among the Company on the one hand, and the directors, officers, stockholders, customers or suppliers of the Company on the other hand, which is required by the Securities Act and the Securities Act Regulations to be described in the Registration Statement and the Prospectus and which is not so described;

(bbb)    as of the date hereof, the Company does not have, and, at the Expiration Date, the Company will not have, any employees; to the knowledge of the Company, the Advisor and the Administrator, there are no existing or threatened labor disputes with the employees of OFSC which would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, and none of the Company, the Advisor or the Administrator is aware of any plans of any executive, key employee or significant group of employees of OFSC to terminate their employment;

(ccc)    the Company and its officers and directors, in their capacities as such, are, and at the Expiration Date will be, in compliance in all material respects with the provisions of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) and the rules and regulations promulgated thereunder with which any of them is required to comply;

(ddd)    the Company intends to direct the investment of the net proceeds of the sale of Shares from the Rights Offering to conduct its activities in such a manner as to comply with the requirements for qualification and taxation as a regulated investment company (“RIC”) under Subchapter M of the Code; the Company intends to be treated as a RIC under Subchapter M of the Code for any taxable year in which the Company is an investment company registered under the 1940 Act;

(eee)    none of the Company, the Advisor or the Administrator or, to the Company’s knowledge, any affiliates or any director, officer, agent or employee of, or other person associated with or acting on behalf of, the Company, the Advisor or the Administrator (each, a “Person”) is (i) the subject to any sanctions administered by the Office of Foreign Assets Control of the United States Treasury Department (“OFAC”), the United Nations Security Council (“UNSC”), the European Union (“EU”), Her Majesty’s Treasury (“HMT”), or other relevant sanctions authority (collectively, “Sanctions”), or (ii) located, organized or resident in a country or territory that is the subject of Sanctions (including, without limitation, Crimea, Cuba, Iran, North Korea, Sudan and Syria); and Company will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any entity, partner or joint venturer or other person or entity for the purpose of financing the activities of any person currently subject to the Sanction, or in any other manner that will result in a violation of Sanctions by any Person (including any Person participating in the offering, whether as underwriter, advisor, investor or otherwise); and

(fff)    the operations of the Company are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the Money Laundering Control Act of 1986, as amended, the Bank Secrecy Act, as amended, the United and Strengthening of America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act (USA PATRIOT Act) of 2001, and any other money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any Governmental Authority (collectively, the “Money Laundering Laws”), except for any such non-compliance as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, and no action, suit or proceeding by or before any Governmental Authority or any arbitrator involving the Company with respect to the Money Laundering Laws is pending or, to the Company’s knowledge, threatened.

SECTION 4.Representations and Warranties of the Advisor and the Administrator. The Advisor and the Administrator, jointly and severally, represent and warrant to, and agree with, the Dealer Manager as of each of the date hereof, the Representation Date and the Expiration Date, as follows:

(a)the Advisor is a limited liability company duly formed and is validly existing in good standing under the laws of the state of Delaware, with the requisite limited liability company power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement and the Prospectus, and is duly qualified to transact business and is in good standing under the laws of each jurisdiction which requires such qualification, except where the failure to be so qualified or in good standing would not reasonably be expected to have a Material Adverse Effect. The Administrator is a limited liability company duly formed and is validly existing in good standing under the laws of the state of Delaware, with the requisite limited liability company power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement and the Prospectus, and is duly qualified to transact business and is in good standing under the laws of each jurisdiction which requires such qualification, except where the failure to be so qualified or in good standing would not reasonably be expected to have a Material Adverse Effect;

(b)the Advisor is duly registered with the Commission as an investment adviser under the Advisers Act and is registered with the appropriate state authority in all states in which it needs to be registered; the Advisor is not prohibited by the Advisers Act, the 1940 Act or any state statute from acting under the Investment Advisory Agreement, as contemplated by the Prospectus; there does not exist any proceeding, or to the Advisor’s knowledge, any facts or circumstances the existence of which could lead to any proceeding which might materially and adversely affect the registration of the Advisor with the Commission or any applicable state regulatory authority;

(c)the Advisor has or had the requisite limited liability company power and authority to enter into this Agreement, the Investment Advisory Agreement and the Staffing Agreement and to accept the benefits under the License Agreement, and the Administrator had the requisite limited liability company power and authority to enter into this Agreement and the Administration Agreement; the execution and delivery of, and the performance by the Advisor of its obligations under, this Agreement, the Investment Advisory Agreement and the License Agreement have been duly and validly authorized by the Advisor, and the execution and delivery of, and the performance by the Administrator of its obligations under this Agreement and the Administration Agreement have been duly and validly authorized by the Administrator; and this Agreement, the Investment Advisory Agreement and the License Agreement have been duly executed and delivered by the Advisor and this Agreement and the Administration Agreement have been duly executed and delivered by the Administrator, and each such agreement constitutes the valid and legally binding agreement of the Advisor or Administrator, as applicable, enforceable against the Advisor or Administrator in accordance with its terms, except as rights to indemnity and contribution hereunder may be limited by federal or state securities laws and subject to the qualification that the enforceability of the Advisor’s obligations hereunder and thereunder, and the Administrator’s obligations hereunder and thereunder, may be limited by bankruptcy, insolvency, reorganization, moratorium and other laws relating to or affecting creditors’ rights generally and by general equitable principles;

(d)each of the Advisor and Administrator has the financial, human and other resources available to it necessary for the performance of its services and obligations as contemplated in the the Prospectus and under this Agreement and the Company Agreements, as applicable;

(e)no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving each of the Advisor or the Administrator or their property is pending or, to the knowledge of the Advisor and the Administrator, threatened that (i) is required to be described in the the Prospectus that is not so described as required, (ii) would reasonably be expected to have a material adverse effect on the ability of the Advisor or the Administrator, as the case may be, to fulfill its obligations hereunder or under the Investment Advisory Agreement, the License Agreement or the Administration Agreement, as applicable, or (iii) would reasonably be expected to have a material adverse effect on the condition (financial or otherwise), earnings, business or properties of the Advisor or the Administrator, whether or not arising from transactions in the ordinary course of business (an “Advisor/Administrator Material Adverse Effect”), except as set forth in or contemplated in the Prospectus;

(f)neither the Advisor nor the Administrator is in breach of, or in default under (nor has any event occurred which with notice, lapse of time, or both would constitute a breach of, or default under or give the holder of any indebtedness (or a person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or part of such indebtedness under), its respective Charter Documents or in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, license, indenture, mortgage, deed of trust, bank loan or credit agreement or other agreement or instrument to which the Advisor or the Administrator is a party or by which any of them or their respective properties is bound or affected, except for such breaches or defaults which would not, individually or in the aggregate, reasonably be expected to have an Advisor/Administrator Material Adverse Effect;

(g)since the respective dates as of which information is given in the Prospectus, except as otherwise stated therein, (i) there has been no event, circumstance or change that has had, or would reasonably be expected to have an Advisor/Administrator Material Adverse Effect; and (ii) there have been no transactions entered into by the Advisor or Administrator, which are material to the Advisor or Administrator, as the case may be, other than those in the ordinary course of its business as described in the Prospectus;

(h)each of the Advisor and the Administrator possesses all licenses, certificates, permits and other authorizations issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct its business in the manner described in the Prospectus, and neither of the Advisor nor the Administrator has received any notice of proceedings relating to the revocation or modification thereof, except where the failure to possess any such licenses, certificates, permits or other authorizations, or the revocation or modification thereof, would not, individually or in the aggregate, reasonably be expected to have an Advisor/Administrator Material Adverse Effect and would not reasonably be expected to have a material adverse effect on the transactions contemplated by this Agreement;

(i)there are no actions, suits, arbitrations, claims, proceedings, inquiries or investigations pending or, to the knowledge of the Advisor or the Administrator, threatened against the Advisor or the Administrator, or any of their respective properties, or to the knowledge of the Advisor or the Administrator, their respective directors, officers or affiliates, at law or in equity, or before or by any Governmental Authority, in each case which would reasonably be expected to result in a judgment, decree, award or order having an Advisor/Administrator Material Adverse Effect;

(j)each of the Advisor and the Administrator owns or possesses adequate licenses or other rights to use all patents, trademarks, service marks, trade names, copyrights, software and design licenses, trade secrets, other intangible property rights and know-how (collectively “Advisor/Administrator Intellectual Property”), as are necessary to entitle the Advisor and the Administrator to conduct the Advisor’s and the Administrator’s business described in the Prospectus, except where the failure to own, license or have such right would not reasonably be expected to have an Advisor/Administrator Material Adverse Effect; and neither the Advisor nor the Administrator has received written notice of any infringement of or conflict with (and neither the Advisor nor the Administrator knows of any such infringement of or conflict with) asserted rights of others with respect to any Advisor/Administrator Intellectual Property which would reasonably be expected to have an Advisor/Administrator Material Adverse Effect;

(k)no (i) approval, authorization, consent or order of or filing with any Governmental Authority, (ii) authorization, approval, vote or other consent of any holder of securities of the Advisor or the Administrator or any creditor of the Advisor or the Administrator, or (iii) waiver or consent under any material agreement is required in connection with the Advisor’s and the Administrator’s execution, delivery and performance of this Agreement or the Company Agreements, to the extent a party thereto, the consummation of the transactions contemplated by this Agreement (including, without limitation, the issuance of the Rights and the issuance and sale of the Shares), and the delivery of the Rights and the Shares, other than (A) such as have been obtained, or will have been obtained at the Expiration Date, as the case may be, under the Securities Act, the Exchange Act, the 1940 Act, the Advisers Act and the rules and regulations of FINRA or The Nasdaq Capital Market and (B) any necessary qualification under the securities or blue sky laws of the various jurisdictions in which the Securities are being offered by the Dealer Manager;

(l)each of the Advisor and the Administrator owns or leases or has access to all properties and assets as are necessary to the conduct of its operations as presently conducted;

(m)neither the execution, delivery or performance by the Advisor of this Agreement, the Investment Advisory Agreement or the License Agreement, or the execution, delivery or performance by the Administrator of this Agreement or the Administration Agreement, nor the consummation of the transactions herein or therein contemplated, nor the fulfillment of the terms hereof or thereof conflict with, result in a breach or violation of, or imposition of any lien, charge or encumbrance upon any property or assets of the Advisor or Administrator, as applicable, pursuant to, (i) the Charter Documents of the Advisor or Administrator, as applicable, (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which the Advisor or Administrator, as applicable, is a party or bound or to which its property is subject, or (iii) any statute, law, rule, regulation, judgment, order or decree applicable to the Advisor or Administrator, as applicable, of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Advisor or Administrator, as applicable, or any of their respective properties, except in the case of clauses (ii) and (iii) where such breach or violation, either singly or in the aggregate, would not reasonably be expected to have an Advisor/Administrator Material Adverse Effect;

(n)neither the Advisor nor the Administrator has taken, directly or indirectly, any action designed to, or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the issuance of the Rights or the issuance, sale or resale of the Shares and neither the Advisor nor the Administrator is aware of any such action taken or to be taken by any affiliates of the Advisor or the Administrator;

(o) the operations of the Advisor or the Administrator are and have been conducted at all times in compliance with applicable Money Laundering Laws, except for any such non-compliance as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Advisor or the Administrator with respect to the Money Laundering Laws is pending or, to the knowledge of the Advisor or the Administrator, threatened;

(p)the Advisor maintains a system of internal controls sufficient to provide reasonable assurance that (i) transactions effectuated by it under the Investment Advisory Agreement are executed in accordance with its management’s general or specific authorization and (ii) access to the Company’s assets is permitted only in accordance with its management’s general or specific authorization;

(q)the Administrator maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions for which it has bookkeeping and record keeping responsibility under the Administration Agreement are recorded as necessary to permit preparation of the Company’s financial statements in conformity with generally accepted accounting principles and to maintain accountability for the Company’s assets and (ii) the recorded accountability for such assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences;

(r)the description of each of the Advisor and the Administrator and its business, and the statements attributable to the Advisor and the Administrator, in each of the Registration Statement and the Prospectus did not and will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading;

(s)neither the Advisor nor the Administrator is, and after giving effect to the Rights Offering and the sale of the Shares and the application of the proceeds thereof as described in the Registration Statement and the Prospectus will be, required to register as an “investment company” (as defined in the 1940 Act);

(t)each of the Advisor and the Administrator maintains insurance (issued by insurers of recognized financial responsibility) of the types and in the amounts generally deemed adequate for their respective businesses and consistent with insurance coverage maintained by similar companies in similar businesses, including, but not limited to, insurance covering real and personal property owned or leased by the Advisor and the Administrator against theft, damage, destruction, acts of vandalism and all other risks customarily insured against, all of which insurance is in full force and effect; and

(u)any certificate signed by any officer of the Advisor or the Administrator and delivered to the Dealer Manager or to counsel for the Dealer Manager shall be deemed a representation and warranty by the Advisor or the Administrator, as applicable, to the Dealer Manager as to matters covered thereby.

SECTION 5.Certain Covenants of the Company, the Advisor and the Administrator. The Company hereby agrees, and the Advisor and the Administrator jointly and severally agree, with the Dealer Manager:

(a)to use commercially reasonable efforts to furnish such information as may be required and otherwise to cooperate with the Dealer Manager in qualifying the offering of the Securities and the sale of the Shares under the securities or blue sky laws of such jurisdictions (both domestic and foreign) as the Dealer Manager may designate and to maintain such qualifications in effect as long as requested by the Dealer Manager for the distribution of the Securities; provided, however, that the Company shall not be required to qualify as a foreign corporation, to subject itself to taxation or to consent to the service of process under the laws of any such jurisdiction (except service of process with respect to the offering of the Securities and the sale of the Shares);

(b)that if, at the time this Agreement is executed and delivered, it is necessary for a post-effective amendment to the Registration Statement to be declared effective before the offering of the Securities may commence, the Company will endeavor to cause such post-effective amendment to become effective as soon as possible and will advise the Dealer Manager promptly and, if requested by the Dealer Manager, will confirm such advice in writing, when such post-effective amendment has become effective;

(c)to prepare the Prospectus in a form approved by the Dealer Manager and file such Prospectus with the Commission pursuant to Rule 497 of the Securities Act Regulations within the applicable time period prescribed for such filing by Rule 497 of the Securities Act Regulations and will provide evidence satisfactory to the Dealer Manager of such timely filing; and to furnish promptly (and with respect to the initial delivery of such Prospectus, not later than 10:00 a.m. (New York City time) on the day following the execution and delivery of this Agreement or on such other day as the parties may mutually agree) to the Dealer Manager copies of the Prospectus (or of the Prospectus as amended or supplemented if the Company shall have made any amendments or supplements thereto after the effective date of the Registration Statement) in such quantities and at such locations as the Dealer Manager may reasonably request for the purposes contemplated by the Securities Act Regulations, which Prospectus and any amendments or supplements thereto furnished to the Dealer Manager will be identical to the version transmitted to the Commission for filing via EDGAR, except to the extent permitted by Regulation S-T;

(d)to advise the Dealer Manager immediately, confirming such advice in writing, of (i) the receipt of any comments from, or any request by, the Commission for amendments or supplements to the Registration Statement or the Prospectus, or for additional information with respect thereto, (ii) when, prior to the Expiration Date and the completion of the distribution of the Shares, any amendment to the Registration Statement shall have been filed or become effective, (iii) the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of Prospectus, or of the suspension of the qualification of the Shares for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes and, if the Commission or any other government agency or authority should issue any such order, to make every reasonable effort to obtain the lifting or removal of such order as soon as possible, (iv) any examination pursuant to Section 8(e) of the Securities Act concerning the Registration Statement that becomes known to the Company, or (v) if the Company becomes subject to a proceeding under Section 8A of the Securities Act in connection with the distribution of the Shares contemplated herein; and, so long as a prospectus is required to be delivered in connection with the Rights Offering (the “Prospectus Delivery Period”), to advise the Dealer Manager promptly of any proposal to amend or supplement the Registration Statement or the Prospectus and to file no such amendment or supplement to which the Dealer Manager shall reasonably object in writing;

(e)to furnish to the Dealer Manager for a period of three years from the date of this Agreement (i) as soon as available, copies of all annual, quarterly and current reports or other communications supplied to holders of Shares, (ii) as soon as practicable after the filing thereof, copies of all reports filed by the Company with the Commission, FINRA or any securities exchange, and (iii) such other information as the Dealer Manager may reasonably request regarding the Company (provided, however, that in each case of (i), (ii) and (iii), the filing of same with EDGAR or any successor system of the Commission shall be deemed to satisfy the obligation to furnish any material required to be furnished hereunder);

(f)to advise the Dealer Manager promptly of the happening of any event or development known to the Company within the Prospectus Delivery Period which, in the judgment of the Company or in the reasonable opinion of the Dealer Manager or counsel for the Dealer Manager, (i) would require the making of any change in the Prospectus so that the Prospectus would not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or (ii) would make it necessary to amend or supplement the Prospectus in order to comply with any law and, in each case, during such time, to promptly prepare and furnish to the Dealer Manager copies of the proposed amendment or supplement before filing any such amendment or supplement with the Commission and thereafter promptly furnish at the Company’s own expense to the Dealer Manager and to soliciting dealers, copies in such quantities and at such locations as the Dealer Manager may from time to time reasonably request of an appropriate amendment or supplement to the Prospectus so that the Prospectus as so amended or supplemented will not when it is so delivered, include an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or so that the Prospectus will comply with applicable law;

(g)to file promptly with the Commission any amendment or supplement to the Registration Statement, or the Prospectus contemplated by Section 5(f);

(h)within the Prospectus Delivery Period, other than an amendment or supplement consisting solely of a document required to be filed under the Exchange Act following the Expiration Date, prior to filing with the Commission any amendment or supplement to the Registration Statement or the Prospectus to furnish a copy thereof to the Dealer Manager and counsel for the Dealer Manager and to obtain the consent of the Dealer Manager (which consent shall not be unreasonably withheld or delayed) to the filing;

(i)to furnish promptly to the Dealer Manager a signed copy of the Registration Statement, as initially filed with the Commission, and of all amendments or supplements thereto (including all exhibits filed therewith) and such number of conformed copies of the foregoing (without exhibits thereto) as the Dealer Manager may reasonably request;
(j)to timely file with the Commission any documents required pursuant to Section 13, 14, or 15(d) of the Exchange Act during the Prospectus Delivery Period in the manner and within the time periods required by the Exchange Act and the Exchange Act Regulations;

(k)to apply the net proceeds from the Rights Offering in accordance with its statements under the caption “Use of Proceeds” in the Prospectus;

(l)to make generally available to its security holders, but in any event not later than the end of the fiscal quarter first occurring after the first anniversary of the effective date of the Registration Statement, an earnings statement complying with the provisions of the last paragraph of Section 11(a) of the Securities Act and Rule 158 of the Securities Act Regulations covering a period of 12 months beginning after the effective date of the Registration Statement;

(m)to use its reasonable best efforts to submit the notice of listing of additional Shares to The Nasdaq Capital Market;

(n)to take all necessary actions to ensure that it is in compliance with all applicable provisions of the Sarbanes-Oxley Act and all rules and regulations promulgated thereunder that are currently in effect;

(o)to refrain from selling, offering to sell, contracting or agreeing to sell, hypothecating, pledging, granting any option to purchase or otherwise disposing of or agreeing to dispose of, directly or indirectly, any Common Stock issued or guaranteed by the Company or any securities convertible into or securities exchangeable or exercisable for Common Stock issued or guaranteed by the Company or warrants or other rights to purchase Common Stock issued or guaranteed by the Company or any other securities of the Company, or filing or causing to be declared effective a registration statement under the Securities Act relating to the offer and sale of any Common Stock issued or guaranteed by the Company or securities convertible into or exchangeable for Common Stock issued or guaranteed by the Company or other rights to purchase Common Stock issued or guaranteed by the Company for a period from the date hereof to 60 days after the Expiration Date, without the prior written consent of Dealer Manager, which may not be unreasonably withheld. The foregoing sentence shall not apply the sale of the Shares pursuant to this Agreement;

(p)not to, and to use its best efforts to cause its officers, directors and affiliates not to, (i) take, directly or indirectly, prior to termination of the terms and arrangement of the Rights Offering contemplated by this Agreement, any action designed to stabilize or manipulate the price of any security of the Company, or which may cause or result in, or which might in the future reasonably be expected to cause or result in, the stabilization or manipulation of the price of any security of the Company, to facilitate the issuance of the Rights or the issuance, sale or resale of the Shares or (ii) sell, bid for, purchase or pay anyone (other than the Dealer Manager) any compensation for soliciting purchases of the Shares;

(q)that the Company shall obtain or maintain, as appropriate, directors and officers liability insurance in an amount deemed advisable by the Company in its reasonable discretion;

(r)that the Company will comply with all of the provisions of any undertakings in the Registration Statement;

(s)that the Company will use its reasonable best efforts to meet the requirements of Subchapter M of the Code to qualify as a RIC under the Code with respect to any fiscal year in which the Company is a registered investment company;

(t)before using, approving or referring to any Roadshow Material, the Company will furnish to the Dealer Manager and counsel for the Dealer Manager a copy of such material for review and will not use, approve or refer to any such material to which the Dealer Manager reasonably object; and

(u)the Company will advise or cause American Stock Transfer & Trust Company, LLC (the “Subscription Agent”) to advise the Dealer Manager, from day to day during the period of, and promptly after the termination of, the Rights Offering, as to the names and addresses of all Holders exercising Rights, withdrawing such exercise, the total number of Rights exercised or exercises withdrawn by each Holder during the immediately preceding day, indicating the total number of Rights verified to be in proper form for exercise or withdrawal, rejected for exercise and being processed and, for the Dealer Manager, the number of Rights exercised on exercise forms or withdrawn on withdrawal forms indicating the Dealer Manager, as the broker-dealer with respect to such exercise or withdrawal, and as to such other information as the Dealer Manager may reasonably request; and will use its commercially reasonable best efforts to cause the Subscription Agent to promptly notify the Dealer Manager and any soliciting dealer of the total number of Rights exercised and Shares related thereto, the total number of Rights verified to be in proper form for exercise, rejected for exercise and being processed and, for the Dealer Manager, the number of Rights exercised on exercise forms indicating the Dealer Manager and any soliciting dealer, as the case may be, as the broker-dealer with respect to such exercise, and as to such other information as the Dealer Manager may reasonably request.

SECTION 6.Payment of Expenses.

(a)The Advisor agrees to pay or cause to be paid all costs and expenses incident to the performance of the Company’s obligations under this Agreement, whether or not the transactions contemplated hereunder are consummated or this Agreement is terminated, including expenses, fees and taxes in connection with (i) the preparation and filing of the Registration Statement, the Prospectus and any amendments or supplements thereto, and the printing and furnishing of copies of each thereof to the Dealer Manager and to soliciting dealers (including costs of mailing and shipment), (ii) the preparation, issuance and delivery of the exercise forms relating to the Rights and the certificates, if any, for the Shares to the Dealer Manager, including any stock or other transfer taxes or duties payable thereon, (iii) the printing of this Agreement and any dealer agreements and furnishing of copies of each to the Dealer Manager and to soliciting dealers (including costs of mailing and shipment), (iv) the qualification for the offering of the Securities and the sale of the Shares under state laws that the Company and the Dealer Manager have mutually agreed are appropriate and the determination of their eligibility for investment under state law as aforesaid (including the reasonable legal fees and filing fees and other disbursements of counsel for the Dealer Manager relating thereto and the printing and furnishing of copies of any blue sky surveys or legal investment surveys to the Dealer Manager and to soliciting dealers), (v) filing for review of the Rights Offering by FINRA (including the reasonable legal fees and filing fees and other disbursements of counsel for the Dealer Manager relating thereto in an amount not to exceed $10,000), (vi) qualifying the Shares for inclusion in the book-entry settlement system of DTC, (vii) the fees and expenses of the Subscription Agent, any information agent, any transfer agent or registrar for the Securities and miscellaneous expenses referred to in the Registration Statement, (viii) the fees and expenses incurred in connection with the listing of the Shares on The Nasdaq Capital Market, (ix) making road show presentations with respect to the Rights Offering, (x) preparing and distributing copies of the transaction documents for the Dealer Manager and its legal counsel, and (xi) performing the Company’s other obligations hereunder. Upon the request of the Dealer Manager, the Company will provide funds in advance for FINRA filing fees.

(b)If this Agreement shall be terminated by the Dealer Manager because of any failure or refusal on the part of the Company to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Company shall be unable to perform its obligations under this Agreement, the Company will reimburse the Dealer Manager for all out-of-pocket expenses (such as printing, facsimile, courier service, direct computer expenses, accommodation, travel and fees and disbursements of Dealer Manager’s counsel, and any other advisors, accountants, appraisers, etc.) reasonably incurred by such Dealer Manager in connection with this Agreement or the transactions contemplated herein.

SECTION 7.Conditions of Dealer Manager’s Obligations. The obligations of the Dealer Manager hereunder are subject to the accuracy of the representations and warranties on the part of the Company hereunder as of each of the date hereof, the Representation Date and the Expiration Date, the performance by the Company of its obligations hereunder and to the satisfaction of the following further conditions at the Representation Date or the Expiration Date, as applicable:

(a)the Company shall furnish to the Dealer Manager at the Representation Date and the Expiration Date an opinion of Eversheds Sutherland (US) LLP, counsel for the Company, addressed to the Dealer Manager and dated as of the Representation Date or the Expiration Date, as applicable, substantially in the form in Exhibit A;

(b)the Dealer Manager shall have received from KPMG LLP letters dated, respectively: (i) the Representation Date; and (ii) the Expiration Date, and addressed to the Dealer Manager, in form and substance satisfactory to the Dealer Manager, containing statements and information of the type specified in AU Section 634 “Letters for Underwriters and Certain other Requesting Parties” issued by the American Institute of Certified Public Accountants with respect to the financial statements, including any pro forma financial statements (if any), and certain financial information of the Company included in the Registration Statement and the Prospectus, and such other matters customarily covered by comfort letters issued in connection with registered public offerings; provided, however, that the letters delivered at the Representation Date and Expiration Date shall use a “cut-off” date no more than two business days prior to such date, as the case may be;

(c)the Dealer Manager shall have received at the Representation Date and the Expiration Date the favorable opinion of Dechert LLP, counsel for the Dealer Manager, dated the Representation Date or the Expiration Date, as applicable, addressed to the Dealer Manager and in form and substance satisfactory to the Dealer Manager;

(d)the Company shall furnish to the Dealer Manager at the Representation Date and the Expiration Date, a certificate of its Chief Financial Officer in the form attached as Exhibit B hereto;

(e)no amendment or supplement to the Registration Statement or the Prospectus shall have been filed to which the Dealer Manager shall have reasonably objected in writing;

(f)prior to the Representation Date and the Expiration Date: (i) no stop order suspending the effectiveness of the Registration Statement or any order preventing or suspending the use of the Prospectus shall have been issued, and no proceedings for such purpose shall have been initiated or threatened, by the Commission, and no suspension of the qualification of the Rights or the Shares for offering or sale in any jurisdiction, or the initiation or threatening of any proceedings for any of such purposes, has occurred; and (ii) all requests for additional information on the part of the Commission shall have been complied with to the reasonable satisfaction of the Dealer Manager;

(g)all filings with the Commission required by Rule 497 under the Securities Act to have been filed by the Representation Date and the Expiration Date shall have been made within the applicable time period prescribed for such filing by such Rule 497;

(h)between the time of execution of this Agreement and the Representation Date or the Expiration Date, there shall not have been any Material Adverse Change or Advisor/Administrator Material Adverse Effect;

(i)the notice of listing of additional Shares has been submitted to The Nasdaq Capital Market;

(j)the Company will have delivered, at the Representation Date and on the Expiration Date, to the Dealer Manager a certificate of the Company signed on its behalf by its Chief Executive Officer or Chief Financial Officer, to the effect that:

(i)the representations and warranties of the Company in this Agreement are true and correct, as if made on and as of the Representation Date or the Expiration Date, as applicable, and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Representation Date or the Expiration Date, as applicable;

(ii)no stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto has been issued and no proceedings for that purpose have been instituted or are pending or threatened under the Securities Act;

(iii)to the best of the signers’ knowledge, after reasonable investigation, when the Registration Statement became effective and at all times subsequent thereto up to Representation Date or the Expiration Date, as applicable, the representations and warranties in Sections 3(q), 3(r) and 3(s) were true and correct; and
(iv)subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, there has not been (a) any Material Adverse Change, (b) any transaction that is material to the Company, except transactions entered into in the ordinary course of business, (c) any change in the capital stock or outstanding indebtedness of the Company that is material to the Company, (d) any dividend or distribution of any kind declared, paid or made on the capital stock of the Company, or (e) any loss or damage (whether or not insured) to the property of the Company which has been sustained or will have been sustained which has a Material Adverse Effect;

(k)the Advisor will have delivered, on the Representation Date and on the Expiration Date to the Dealer Manager a certificate of the Advisor signed by an executive officer of the Advisor to the effect that the representations and warranties of the Advisor in this Agreement are true and correct as if made on and as of the Representation Date or the Expiration Date, as applicable, and the Advisor has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Representation Date or the Expiration Date, as applicable; the Administrator will have delivered, at the Representation Date or the Expiration Date to the Dealer Manager a certificate of the Administrator signed by an executive officer of the Administrator to the effect that the representations and warranties of the Administrator in this Agreement are true and correct as if made on and as of the Representation Date or the Expiration Date, as applicable, and the Administrator has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Representation Date or the Expiration Date, as applicable;

(l)[reserved]

(m)the Dealer Manager shall have obtained a No Objections Letter from FINRA regarding the fairness and reasonableness of the terms and arrangements of the Rights Offering and FINRA shall not have raised any objection with respect to the fairness and reasonableness of the terms and arrangements of the Rights Offering; and

(n)the Company shall have furnished to the Dealer Manager such other documents and certificates as to the accuracy and completeness of any statement in the Registration Statement and the Prospectus, the representations, warranties and statements of the Company contained herein, and the performance by the Company of its covenants contained herein, and the fulfillment of any conditions contained herein, as of the Representation Date or the Expiration Date, as the Dealer Manager may reasonably request.

SECTION 8.Termination.

The obligations of the Dealer Manager hereunder shall be subject to termination in its absolute discretion, at any time prior to the Expiration Date, (i) if any of the conditions specified in Section 7 hereof shall not have been fulfilled when and as required by this Agreement to be fulfilled, or (ii) if there has been since the respective dates as of which information is given in the Registration Statement or the Prospectus, any Material Adverse Change, or material change in management of the Company, or any development involving a prospective Material Adverse Change, whether or not arising in the ordinary course of business, or (iii) if there has occurred any outbreak or escalation of hostilities or other national or international calamity or crisis or change in economic, political or other conditions, the effect of which on the United States or international financial markets is such as to make it, in the judgment of the Dealer Manager, impracticable to market the Rights or the Shares or enforce contracts for the sale of the Shares, or (iv) if trading in any securities of the Company has been suspended by the Commission or by The Nasdaq Capital Market, or if trading generally on The Nasdaq Capital Market has been suspended (including an automatic halt in trading pursuant to market-decline triggers, other than those in which solely program trading is temporarily halted), or limitations on prices for trading (other than limitations on hours or numbers of days of trading) have been fixed, or maximum ranges for prices for securities have been required, by such exchange or FINRA or by order of the Commission or any other Governmental Authority, or (v) any action has been taken by any Governmental Authority in respect of its monetary or fiscal affairs which, in the reasonable opinion of the Dealer Manager, could reasonably be expected to have a material adverse effect on the securities markets in the United States.
If the Dealer Manager elects to terminate this Agreement as provided in this Section 8, the Company shall be notified promptly by telephone, promptly confirmed by facsimile.
If the transactions contemplated by this Agreement, are not carried out by the Dealer Manager for any reason permitted under this Agreement or if the transactions contemplated by this Agreement or the Rights Offering are not carried out because the Company shall be unable to comply in all material respects with any of the terms of this Agreement, the Company shall not be under any obligation or liability under this Agreement (except to the extent provided in Section 6 and Section 10 hereof) and the Dealer Manager shall be under no obligation or liability to the Company under this Agreement (except to the extent provided in Section 10 hereof) or to one another hereunder.
SECTION 9.Indemnification.

(a)The Company agrees to indemnify, defend and hold harmless the Dealer Manager and any person who controls the Dealer Manager within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, and the respective directors, officers, employees and agents of the Dealer Manager, from and against any loss, expense, liability, damage or claim (including the reasonable cost of investigation) which, jointly or severally, the Dealer Manager or controlling person may incur under the Securities Act, the Exchange Act or otherwise, insofar as such loss, expense, liability, damage or claim arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment or part thereof) or the Prospectus, (ii) any omission or alleged omission to state a material fact required to be stated in any such Registration Statement, or necessary to make the statements made therein not misleading, (iii) any omission or alleged omission from any such Prospectus of a material fact necessary to make the statements made therein, in the light of the circumstances under which they were made, not misleading or (iv) any untrue statement or alleged untrue statement of any material fact contained in the Roadshow Material; except in each case of (i), (ii), (iii) and (iv) above insofar as any such loss, expense, liability, damage or claim arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission of a material fact contained in and in conformity with the information set forth in the last sentence of the first paragraph of Section 9(b). The indemnity agreement set forth in this Section 9(a) shall be in addition to any liability which the Company may otherwise have.

If any action is brought against the Dealer Manager or its controlling person in respect of which indemnity may be sought against the Company pursuant to the foregoing paragraph, the Dealer Manager shall promptly notify the Company in writing of the institution of such action, and the Company shall assume the defense of such action, including the employment of counsel and payment of expenses; provided, however, that any failure or delay to so notify the Company will not relieve the Company of any obligation hereunder, except to the extent that its ability to defend is actually impaired by such failure or delay. The Dealer Manager or its controlling person shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of the Dealer Manager or such controlling person unless the employment of such counsel shall have been authorized in writing by the Company in connection with the defense of such action, or the Company shall not have employed counsel to have charge of the defense of such action within a reasonable time after delivery of notice of such action or such indemnified party or parties shall have reasonably concluded (based on the advice of counsel) that there may be defenses available to it or them which are different from or additional to those available to the Company (in which case the Company shall not have the right to direct the defense of such action on behalf of the indemnified party or parties), in any of which events such fees and expenses shall be borne by the Company and paid as incurred (it being understood, however, that the Company shall not be liable for the expenses of more than one separate firm of attorneys for the Dealer Manager or its controlling persons in any one action or series of related actions in the same jurisdiction (other than local counsel in any such jurisdiction) representing the indemnified parties who are parties to such action). Anything in this paragraph to the contrary notwithstanding, the Company shall not be liable for any settlement of any such claim or action effected without its consent.
(b)The Dealer Manager agrees, severally and not jointly, to indemnify, defend and hold harmless the Company, the Company’s directors, the Company’s officers that signed the Registration Statement, and any person who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any loss, expense, liability, damage or claim (including the reasonable cost of investigation) which the Company or any such person may incur under the Securities Act, the Exchange Act or otherwise, insofar as such loss, expense, liability, damage or claim arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment or part thereof) or Prospectus, (ii) any omission or alleged omission to state a material fact required to be stated in any such Registration Statement, or necessary to make the statements therein not misleading, or (iii) any omission or alleged omission from any such Prospectus of a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, but in each case only insofar as such untrue statement or alleged untrue statement or omission or alleged omission was made in such Registration Statement or Prospectus in reliance upon and in conformity with information furnished in writing by or on behalf of the Dealer Manager to the Company expressly for use therein. The name of the Dealer Manager set forth on the cover page of the prospectus and the following statements under the caption “The Offer - Distribution Arrangements” beginning on page [50] of the Prospectus: [the first sentence of the first paragraph, the first sentence of the second paragraph, and the third and fourth sentences of the third paragraph] (the “Dealer Manager Information”).

If any action is brought against the Company or any such person in respect of which indemnity may be sought against the Dealer Manager pursuant to the foregoing paragraph, the Company or such person shall promptly notify the Dealer Manager in writing of the institution of such action, and the Dealer Manager, shall assume the defense of such action, including the employment of counsel and payment of expenses; provided, however, that any failure or delay to so notify the Dealer Manager will not relieve the Dealer Manager of any obligation hereunder, except to the extent that the Dealer Manager’s ability to defend is actually impaired by such failure or delay. The Company or such person shall have the right to employ its own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of the Company or such person unless the employment of such counsel shall have been authorized in writing by the Dealer Manager in connection with the defense of such action or the Dealer Manager shall not have employed counsel to have charge of the defense of such action within a reasonable time after delivery of notice of such action or such indemnified party or parties shall have reasonably concluded (based on the advice of counsel) that there may be defenses available to it or them which are different from or additional to those available to the Dealer Manager (in which case the Dealer Manager shall not have the right to direct the defense of such action on behalf of the indemnified party or parties), in any of which events such fees and expenses shall be borne by Dealer Manager and paid as incurred (it being understood, however, that the Dealer Manager shall not be liable for the expenses of more than one separate firm of attorneys in any one action or series of related actions in the same jurisdiction (other than local counsel in any such jurisdiction) representing the indemnified parties who are parties to such action).

(c)If the indemnification provided for in this Section 9 is unavailable or insufficient to hold harmless an indemnified party under subsections (a) and (b) of this Section 9 in respect of any losses, expenses, liabilities, damages or claims referred to therein, then each applicable indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, expenses, liabilities, damages or claims (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Dealer Manager from the Rights Offering or (ii) if (but only if) the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and of the Dealer Manager in connection with the statements or omissions which resulted in such losses, expenses, liabilities, damages or claims, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Dealer Manager shall be deemed to be in the same respective proportion as the total proceeds from the offering (net of Dealer Manager fees but before deducting expenses) received by the Company and the total fees received by the Dealer Manager, bear to the aggregate offering price of the Shares. The relative fault of the Company and of the Dealer Manager shall be determined by reference to, among other things, whether the untrue statement or alleged untrue statement of a material fact or omission or alleged omission relates to information supplied by the Company or by the Dealer Manager and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, claims, damages and liabilities referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any claim or action.

(d)The Company and the Dealer Manager agree that it would not be just and equitable if contribution pursuant to this Section 9 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in subsection (c)(i) and, if applicable, subsection (c)(ii), above. Notwithstanding the provisions of this Section 9, the Dealer Manager shall not be required to contribute any amount in excess of the fees received by the Dealer Manager. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

SECTION 10.Survival. The indemnity and contribution agreements contained in Section 9 and the covenants, warranties and representations of the Company contained in Section 3, Section 5 and Section 6 of this Agreement and the warranties and representations of the Advisor and the Administrator contained in Section 3, Section 4 and Section 5 shall remain in full force and effect regardless of any investigation made by or on behalf of the Dealer Manager, or any person who controls the Dealer Manager within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, and the respective directors, officers, employees and agents of the Dealer Manager or by or on behalf of the Company, its directors and officers, or any person who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, and shall survive any termination of this Agreement, the issuance of the Rights or the sale and delivery of the Shares pursuant to the Rights Offering. The Company and the Dealer Manager agree promptly to notify the others of the commencement of any litigation or proceeding against it and, in the case of the Company, against any of the Company’s officers and directors, in connection with the issuance of the Rights, or the sale and delivery of the Shares pursuant to the Rights Offering, or in connection with the Registration Statement or the Prospectus.

SECTION 11.Duties. Nothing in this Agreement shall be deemed to create a partnership, joint venture or agency relationship between the parties. The Dealer Manager undertakes to perform such duties and obligations only as expressly set forth herein. Such duties and obligations of the Dealer Manager with respect to the Rights Offering shall be determined solely by the express provisions of this Agreement, and the Dealer Manager shall not be liable except for the performance of such duties and obligations with respect to the Rights Offering as are specifically set forth in this Agreement. The Company acknowledges and agrees that: (i) any activity that the Dealer Manager may undertake or have undertaken in furtherance of the Rights Offering, including any purchase and sale of the Shares pursuant to this Agreement, either before or after the date hereof, is an arm’s-length commercial transaction between the Company, on the one hand, and the Dealer Manager, on the other hand, and the Company is capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated by this Agreement; (ii) in connection with each transaction contemplated hereby and the process leading to such transaction the Dealer Manager is and has been acting solely as a principal and is not the financial advisor, agent or fiduciary of the Company or its affiliates, stockholders, creditors or employees or any other party; (iii) the Dealer Manager has not assumed or will not assume an advisory, agency or fiduciary responsibility in favor of the Company with respect to any of the transactions contemplated hereby or the process leading thereto (irrespective of whether the Dealer Manager has advised or is currently advising the Company on other matters); and (iv) the Dealer Manager and its affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company and that the Dealer Manager has no obligation to disclose any of such interests. The Company acknowledges that the Dealer Manager disclaims any implied duties (including any fiduciary duty), covenants or obligations arising from the Dealer Manager’s performance of the duties and obligations expressly set forth herein. The Company hereby waives and releases, to the fullest extent permitted by law, any claims that the Company may have against the Dealer Manager with respect to any breach or alleged breach of agency or fiduciary duty.

SECTION 12.Notices. Except as otherwise herein provided, all statements, requests, notices and agreements shall be in writing and, if to the Dealer Manager, shall be sufficient in all respects if delivered to the Dealer Manager at Ladenburg Thalmann & Co. Inc., 277 Park Avenue, 26th Floor, New York, New York 10172, Attention: Jeffrey Caliva, with a copy to Dechert LLP, 1900 K Street NW, Washington DC 20006, Attention: Matthew J. Carter; if to the Company, shall be sufficient in all respects if delivered to the Company at the offices of the Company at 10 S. Wacker Drive, Suite 2500, Chicago, Illinois 60606, Attention: Chief Executive Officer, with a copy to Eversheds Sutherland (US) LLP, 700 Sixth Street NW, Suite 700, Washington, DC 20001, Attention: Cynthia M. Krus.

SECTION 13.Governing Law; Headings. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to conflicts of laws principles. The section headings in this Agreement have been inserted as a matter of convenience of reference and are not a part of this Agreement.

SECTION 14.Parties at Interest. The Agreement herein set forth has been and is made solely for the benefit of the Dealer Manager, each of the OFS Entities and the controlling persons, directors and officers referred to in Section 9 and Section 10 hereof, and their respective successors, assigns, executors and administrators. No other person, partnership, association or corporation shall acquire or have any right under or by virtue of this Agreement.

SECTION 15.Counterparts and Facsimile Signatures. This Agreement may be signed by the parties in counterparts which together shall constitute one and the same agreement among the parties. A facsimile signature shall constitute an original signature for all purposes.

[Remainder of Page Intentionally Left Blank]

If the foregoing correctly sets forth the understanding among the Company, the Advisor and the Administrator on the one hand, and the Dealer Manager on the other, please so indicate in the space provided below for the purpose, whereupon this Agreement shall constitute a binding agreement among the Company, the Advisor and the Administrator on the one hand, and the Dealer Manager on the other.

Very truly yours,

OFS CREDIT COMPANY, INC.

By:
Name: Jeffrey A. Cerny
Title: Chief Financial Officer

OFS CAPITAL MANAGEMENT, LLC

By:
Name: Jeffrey A. Cerny
Title: Senior Managing Director

OFS CAPITAL SERVICES, LLC

By:
Name: Jeffrey A. Cerny
Title: Senior Managing Director

[Signature Page to the Dealer Manager Agreement]

Accepted and agreed to as of the date first above written:

Ladenburg Thalmann & Co. Inc.

By:	_____________________________
Name:

[Signature Page to the Dealer Manager Agreement]

Schedule I

Orchard First Source Asset Management, LLC
OFS Funding I, LLC
Kenneth A. Brown
Jeffrey A. Cerny
Kathleen M. Griggs
Glen Ostrander
Jeffery S. Owen
Mukya S. Porter
Tod K. Reichert
Bilal Rashid
Richard Ressler
Robert Cresci
Romita Shetty

Exhibit A
Opinion of Eversheds Sutherland (US) LLP

Exhibit B
Certificate of Chief Financial Officer of OFS Credit Company, Inc.